UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2011

SYNERGY RESOURCES CORPORATION
 (Exact name of registrant as specified in its charter)

Colorado	001-35245	20-2835920
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20203 Highway 60
Platteville, Colorado 80651
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:      (970) 737-1073

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2011, Synergy Resources Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Northland Securities, Inc. acting severally on behalf of itself and the underwriters named in Schedule I-A thereto (the “Underwriters), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase for resale to the public (the “Offering”), subject to the terms and conditions expressed therein, an aggregate of 12,727,273 shares of common stock (the “Shares”), at a price to the public of $2.75 per Share.   In addition, the Company has granted the Underwriters a 30-day option to purchase up to an additional 1,909,090 shares of common stock at the public offering price to cover over-allotments, if any.  The Company expects the Offering to close on or about Decembner 21, 2011, subject to the satisfaction of customary closing conditions, and expects that the net proceeds to the Company from the Offering (excluding the exercise of the over-allotment option) will be approximately $32,525,000 after deducting the estimated underwriting discount and estimated offering expenses payable by the Company.  The Purchase Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to reimburse the Underwriters for payments that the Underwriters may be required to make because of such liabilities.

The Shares are being offered and sold pursuant to a prospectus supplement dated December 16, 2011 and an accompanying base prospectus dated October 7, 2011, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-177123) that was declared effective by the Securities and Exchange Commission on October 7, 2011.  The opinion of the Company’s counsel regarding the validity of the Shares to be issued by the Company is filed herewith as Exhibit 5.1.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

On December 16, 2011, the Company issued a press release announcing the pricing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed electronically with this report:

1.1
Purchase Agreement, dated as of December 16, 2011, by and between Synergy Resources Corporation and Northland Securities, Inc., acting severally on behalf of itself and the underwriters named in Schedule I thereto.

3.1.2	Amendment to Articles of Incorporation.

4.1	Form of Common Stock Certificate.

5.1	Opinion of Hart & Trinen, LLP.

23.1	Consent of Hart & Trinen, LLP.

99.1	Press Release issued by Synergy Resources Corporation on December 16, 2011.

Forward Looking Statements

This Current Report on Form 8-K, including its exhibits, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations regarding the completion and anticipated proceeds of the Offering. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results and the timing of events may vary materially from those expressed or implied by such forward-looking statements due to various important factors, including, without limitation, risks and uncertainties related to the Company’s business and the satisfaction of the conditions of the closing of the public offering. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 16, 2011

SYNERGY RESOURCES CORPORATION

By:	/s/ Frank L. Jennings
Frank L. Jennings, Principal Financial Officer

Exhibit Index

Exhibit No.	Description	Method of Filing
1.1
Purchase Agreement, dated as of December 16, 2011, by and between Synergy Resources Corporation and Northland Securities, Inc., acting severally on behalf of itself and the underwriters named in Schedule I thereto.
Filed electronically

3.1.2	Amendment to Articles of Incorporation.	Filed electronically

4.1	Form of Common Stock Certificate.	Filed electronically

5.1	Opinion of Hart & Trinen, LLP.	Filed electronically

23.1	Consent of Hart & Trinen, LLP.	Filed electronically

99.1	Press Release issued by Synergy Resources Corporation on December 16, 2011.	Filed electronically